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                                                                  Exhibit 3.i(d)

                          CERTIFICATE OF INCORPORATION

                                       OF

                           Southern Enterprises Inc.

         FIRST: The name of the corporation is Southern Enterprises Inc.

         SECOND: The address of the corporation's registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000 shares of the par value of $1.00 per share, all of which shall be Common Stock.

         FIFTH: The name and mailing address of the incorporator is:

                NAME                                MAILING ADDRESS
                ----                                ---------------
          Sandra B. Reece                         1615 Poydras Street
                                                 New Orleans, LA 70112

         SIXTH: (a) A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         (b) The Corporation shall indemnify any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the

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Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by applicable law. The determination as to whether such person has met the standard required for indemnification shall be made in accordance with applicable law.

         Expenses incurred by such a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article SIXTH.

         The foregoing indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any applicable law, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         (c) The provisions of this Article SIXTH shall be deemed to be a contract between the Corporation and each person who serves as such director, officer, employee or agent of the Corporation in any such capacity at any time while this Article SIXTH is in effect. No repeal or modification of the foregoing provisions of this Article SIXTH nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

         SEVENTH: In furtherance and not in limitation of the powers conferred by law, (a) the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation in any manner not inconsistent with the laws of the State of Delaware or the certificate of incorporation of the corporation, subject to the power of the stockholders to adopt, amend or repeal the by-laws or to limit or restrict the power of the Board of Directors to adopt, amend or repeal the by-laws, and (b) the corporation may in its by-laws confer powers and authorities upon its Board of Directors in addition to those conferred upon it by statute.

         EIGHTH: Election of directors need not be by ballot unless the by-laws of the corporation shall so provide.

                                      -2-

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         NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, does hereby make this certificate for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, does hereby certify that the facts hereinbefore set forth are true and correct and has accordingly hereunto set her hand this 16th day of December, 1987.

                                                /s/  Sandra B. Reece
                                                --------------------------------
                                                Sandra B. Reece
                                                Incorporator

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                            Southern Enterprises Inc.

                            Certificate of Amendment

                                       of

                          Certificate of Incorporation

                    (Pursuant to Sections 103 and 241 of the
                General Corporation Law of the State of Delaware)

         Sandra B. Reece, sole incorporator of Southern Enterprises Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:

         I. The Certificate of Incorporation of Southern Enterprises Inc. is hereby amended as follows:

         Article FIRST of the Certificate of Incorporation which now reads as follows:

         "FIRST: The name of the corporation is
          SOUTHERN ENTERPRISES INC."

is amended to read as follows:

         "FIRST: The name of the corporation is
          FMRP Inc."

         II. The foregoing amendment has been duly adopted in accordance with the provisions of Sections 103 and 241 of the General Corporation Law of the State of Delaware.

         III. The corporation has not received any payment for any of its stock. The corporation has no directors or officers as of this date.

         IN WITNESS WHEREOF, the Certificate of Amendment of Certificate of Incorporation has been signed by the undersigned, being the sole incorporator of Southern Enterprises, Inc. this 27th day of January, 1988.

                                        Southern Enterprises Inc.

                                        By:     /s/  Sandra B. Reece
                                           -------------------------------------
                                                Sandra B. Reece
                                                Incorporator